UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 13, 2012 (July 9, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 9, 2012, Cell Therapeutics, Inc.’s (the “Company”) wholly-owned subsidiary CTI Life Sciences Ltd., a U.K. limited company (“CTILS”), entered into a Master Services Agreement (the “Agreement”) with Quintiles Commercial Europe Limited (“Quintiles”). Pursuant to the terms of the Agreement, Quintiles has agreed to provide market access services, promotion and detailing services, strategic planning, project management, pricing and reimbursement support, pharmacovigilance, medical information and other regulatory services and consulting advice (collectively, the “Services”) to CTILS and its affiliates in relation to the commercialization of the Company’s pharmaceutical product Pixuvri™ in certain agreed territories in Europe (the “Territories”). Over the term of the Agreement, the parties will execute separate project orders specifying the details of, without limitation, the services, fees, duration, termination and related terms and conditions (each, a “Project Order”).

The Agreement provides that in consideration of the Services provided under each Project Order, CTILS or its affiliate party to such Project Order will pay Quintiles (or its affiliate party to the Project Order) for all fees and payments for the Services, certain actually incurred costs and pass-through expenses in accordance with the terms of the Agreement, and the budget and payment schedule included in such Project Order. All value added tax (or the equivalent of such taxable charge in each Territory) and similar taxes and duties on the amounts payable pursuant to a Project Orders will be paid by CTILS or the relevant CTILS affiliate that is party to such Project Order.

The Agreement is effective from June 1, 2012 through December 31, 2015 or until terminated in accordance with its terms. Either party may terminate the Agreement by providing written notice to the other party if such party is in default of its material obligations under the Agreement and, in the case of a breach capable of remedy, fails to remedy the breach within thirty (30) days after receipt of such written notice. Either party may also terminate the Agreement if the other party becomes bankrupt or insolvent or similar proceedings or arrangements occur.

Each party has agreed to indemnify the other party from and against certain third party claims, including, without limitation, breaches of the Agreement, willful misconduct or negligent acts or omission by an indemnittee, or violation or failure to comply with certain laws and regulations, as the case may be; all except to the extent any losses are determined to have resulted directly or indirectly from the negligence or willful misconduct of the party seeking indemnification of such claims.

In connection with the Agreement, the Company entered into a letter of guarantee in favor of Quintiles and its affiliates (the “Guarantee”). Pursuant to the Guarantee, the Company has agreed to guarantee all payment obligations and liabilities of CTILS under the Agreement, and indemnify Quintiles and its affiliates on demand against any losses Quintiles and its affiliates may incur as a result of any indebtedness or liabilities incurred by CTILS under the Agreement.

The foregoing summary of the Agreement and Guarantee does not purport to be complete and is qualified in its entirety by reference to the Agreement and Guarantee, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 13, 2012	By:	/s/ James A. Bianco, M.D.
James A. Bianco
Chief Executive Officer